Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-226644) of D.R. Horton, Inc.;

(2)Registration Statement (Form S-8 No. 333-72423) pertaining to the D.R. Horton, Inc. 1999 Employee Stock Purchase Plan;

(3)Registration Statement (Form S-8 No. 333-69694) pertaining to the D.R. Horton, Inc. 1991 Stock Incentive Plan;

(4)Registration Statement (Form S-8 No. 333-90988) pertaining to the D.R. Horton Deferred Compensation Plan;

(5)Registration Statement (Form S-8 No. 333-89346) pertaining to the D.R. Horton, Inc. 1991 Stock Incentive Plan;

(6)Registration Statement (Form S-8 No. 333-133948) pertaining to the D.R. Horton, Inc. 2006 Stock Incentive Plan; and

(7)Registration Statement (Form S-8 No. 333-208116) pertaining to the D.R. Horton, Inc. 2006 Stock Incentive Plan, as Amended & Restated.

of our reports dated November 19, 2020, with respect to the consolidated financial statements of D.R. Horton, Inc. and the effectiveness of internal control over financial reporting of D.R. Horton, Inc. included in this Annual Report (Form 10-K) of D.R. Horton, Inc. for the year ended September 30, 2020.

/s/ Ernst & Young LLP

Fort Worth, Texas
November 19, 2020